                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



               Date of report (Date of earliest event reported):
                           May 14, 1999 (May 9, 1999)



                                   CNET, Inc.
                                   ----------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


    Delaware                        0-20939                 13-3696170
    --------                        -------                 ----------

(STATE OR OTHER                 (COMMISSION FILE          (IRS EMPLOYER
JURISDICTION OF                      NUMBER)            IDENTIFICATION NO.)
INCORPORATION)


                               150 Chestnut Street
                         San Francisco, California 94111
                         -------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:
                                 (415) 395-7800

ITEM 5.  OTHER EVENTS.

         On May 9, 1999 the Registrant entered into an agreement to contribute its effective 40% ownership in Snap.com, a free Internet directory, search and navigation portal service controlled by NBC Multimedia, Inc., into a new company that will be called NBC Internet. NBC Internet will result from the merger of SNAP! LLC, Xoom.com, Inc., and certain Internet related properties of the National Broadcasting Company, Inc. ("NBC") or its affiliates, including NBC.com, Videoseeker.com, NBC Interactive Neighborhood and a 10% interest in CNBC.com. Upon the closing of the transaction, the Registrant will own approximately 13% of NBC Internet, which will be a publicly traded company. In connection with the transaction, the Registrant also entered into an agreement with NBC providing for the broadcast of certain of its television programming on CNBC starting in October 1999, subject to the closing of the NBC Internet transaction. Separately, the Registrant has agreed with USA Networks to extend the agreement pursuant to which the Registrant's television programming appears on the USA Network / SciFi Channel until September 30, 1999.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  May 14, 1999

                                             CNET, INC.



                                             By: /s/ SHELBY W. BONNIE
                                                 -------------------------------
                                                 Shelby W. Bonnie
                                                 Vice Chairman


                                       3